TTM Technologies, Inc., Q4’17	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Exhibit 99.1

TTM Technologies, Inc. Reports Fiscal Fourth Quarter and Fiscal 2017 Results

Revenues and Operating Profits Exceed Expectations

COSTA MESA, CA – February 7th, 2018 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) manufacturer, today reported results for the fourth quarter of fiscal 2017, which ended January 1st, 2018.

Fourth Quarter 2017 Highlights

–	Net sales were $739.3 million
–	GAAP net income attributable to stockholders was $49.2 million, or $0.40 per diluted share
–	Non-GAAP net income attributable to stockholders was $61.2 million, or $0.57 per diluted share
–	Adjusted EBITDA was $121.7 million
–	Cash flow from operations a record high of $152.7 million
–	Signed definitive agreement to acquire Anaren, Inc.

Fourth Quarter 2017 Financial Results

Net sales for the fourth quarter of 2017 were $739.3 million, compared to $706.5 million in the fourth quarter of 2016 and $668.8 million in the third quarter of 2017.

GAAP operating income for the fourth quarter of 2017 was $71.0 million, compared to $69.6 million in the fourth quarter of 2016 and $44.1 million in the third quarter of 2017.

GAAP net income attributable to stockholders for the fourth quarter of 2017 was $49.2 million, or $0.40 per diluted share. This compares to a GAAP net loss attributable to stockholders of $2.0 million, or $0.02 per share, in the fourth quarter of 2016 and a GAAP net income of $21.5 million, or $0.19 per diluted share, in the third quarter of 2017.

On a non-GAAP basis, net income attributable to stockholders for the fourth quarter of 2017 was $61.2 million, or $0.57 per diluted share. This compares to non-GAAP net income attributable to stockholders of $59.8 million, or $0.58 per diluted share, for the fourth quarter of 2016 and $33.4 million, or $0.32 per diluted share, in the third quarter of 2017.

Adjusted EBITDA for the fourth quarter of 2017 was $121.7 million, or 16.5 percent of net sales, compared to adjusted EBITDA of $128.5 million, or 18.2 percent of net sales, for the fourth quarter of 2016 and $85.7 million, or 12.9 percent of net sales, for the third quarter of 2017.

“TTM delivered the fifth consecutive quarter of year on year organic growth with revenues and operating performance that significantly exceeded expectations” said Tom Edman, CEO of TTM. “On a year over year basis, the fastest growth in the fourth quarter came from the cellular and the aerospace and defense end markets. This drove cash flow from operations to a record high of $152.7 million in the quarter.”

Full Year 2017 Financial Results

Net sales for fiscal year 2017 increased to $2.7 billion from $2.5 billion in fiscal year 2016, a 4.9% increase year over year.

GAAP operating income for fiscal year 2017 was $212.8 million, an increase from GAAP operating income of $173.5 million in fiscal year 2016.

GAAP net income attributable to stockholders for fiscal year 2017 was $124.2 million, or $1.04 per diluted share, compared to GAAP net income attributable to stockholders of $34.9 million, or $0.34 per diluted share, for fiscal year 2016.

TTM Technologies, Inc., Q4’17	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

On a non-GAAP basis, net income attributable to stockholders for fiscal year 2017 was $167.1 million, or $1.57 per diluted share. This compares to fiscal year 2016 non-GAAP net income attributable to stockholders of $142.3 million, or $1.40 per diluted share.

Adjusted EBITDA for fiscal year 2017 was $388.6 million, or 14.6 percent of net sales, compared to $395.4 million, or 15.6 percent of net sales, for fiscal year 2016.

“2017 continued to validate TTM’s strategy of diversification, differentiation and discipline. We saw solid organic growth in the aerospace and defense, cellular and computing end markets that more than offset the decline in the networking and communications end markets,” continued Edman. “I would like to thank our employees for their tremendous efforts to achieve these results for the year 2017.”

“In the first quarter of 2018, we face short term seasonal challenges in our consumer oriented cellular and computing end markets, but remain optimistic for full year growth in nearly all of our end markets driven by megatrends such as growing automotive electronic content, increased aerospace and defense procurement, and upgrades in cellular phones.”

Business Outlook

For the first quarter of 2018, TTM estimates that revenue will be in the range of $610 million to $660 million, and non-GAAP net income attributable to stockholders will be in the range of $0.22 to $0.28 per diluted share.

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter 2017 results and first quarter 2018 outlook on Wednesday, February 7th, 2018, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-239-9838 or international 323-794-2551 (ID 5818058). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

TTM Technologies, Inc., Q4’17	Contact: Sameer Desai, Senior Director, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income attributable to stockholders per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect such measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income attributable to stockholders per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income attributable to stockholders per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income attributable to stockholders per diluted share to such measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2017	2016	2017	2017	2016
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

Net sales	$739,349	$706,534	$666,814	$2,658,592	$2,533,359
Cost of goods sold	607,488	573,689	569,980	2,229,011	2,109,744

Gross profit	131,861	132,845	96,834	429,581	423,615

Operating expenses:
Selling and marketing	17,081	16,848	16,269	65,856	66,366
General and administrative	37,764	38,998	30,018	128,489	148,719
Amortization of definite-lived intangibles	5,907	6,407	5,905	23,634	24,252
Restructuring charges	65	946	100	1,190	8,951
Impairment of long-lived assets	—	—	—	—	3,346
(Gain)/loss on sale of assets	—	—	452	(2,348)	(1,472)

Total operating expenses	60,817	63,199	52,744	216,821	250,162

Operating income	71,044	69,646	44,090	212,760	173,453

Interest expense	(13,782)	(15,267)	(13,598)	(53,898)	(76,008)
Loss on extinguishment of debt	—	(47,767)	(768)	(769)	(47,767)
Other, net	(3,617)	8,994	(6,984)	(18,135)	17,324

Income before income taxes	53,645	15,606	22,740	139,958	67,002
Income tax provision	(4,329)	(17,416)	(1,205)	(15,231)	(31,427)

Net income (loss)	$49,316	$(1,810)	$21,535	$124,727	$35,575

Net income attributable to noncontrolling interest	(105)	(195)	(82)	(513)	(714)

Net income (loss) attributable to stockholders	$49,211	$(2,005)	$21,453	$124,214	$34,861

Earnings (loss) per share attributable to stockholders:
Basic	$0.48	$(0.02)	$0.21	$1.22	$0.35
Diluted	$0.40	$(0.02)	$0.19	$1.04	$0.34

Weighted-average shares used in computing per share amounts:
Basic	101,817	100,365	101,814	101,580	100,099
Diluted	133,170	100,365	131,596	132,476	101,482

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income attributable to stockholders	$49,211		$21,453	$124,214
Add back items: interest expense, net of tax	3,508		3,469	13,803

Adjusted net income attributable to stockholders	$52,719		$24,922	$138,017

Weighted-average shares outstanding	101,817		101,814	101,580
Dilutive effect of convertible debt	25,939		25,939	25,940
Dilutive effect of warrants	2,938		2,151	2,799
Dilutive effect of performance-based stock units, restricted stock units & stock options	2,476		1,692	2,157

Diluted shares	133,170		131,596	132,476

Earnings per share attributable to stockholders:
Basic	$0.48		$0.21	$1.22
Diluted	$0.40		$0.19	$1.04

SELECTED BALANCE SHEET DATA
	January 1, 2018	January 2, 2017
Cash and cash equivalents, including restricted cash	$409,326	$256,277
Accounts and notes receivable, net	483,903	432,788
Inventories	294,588	269,212
Total current assets	1,221,307	1,012,841
Property, plant and equipment, net	1,056,845	966,638
Other non-current assets	503,730	520,597
Total assets	2,781,882	2,500,076

Short-term debt, including current portion of long-term debt	$4,578	$110,652
Accounts payable	438,990	371,610
Total current liabilities	720,356	689,065
Debt, net of discount	975,479	909,030
Total long-term liabilities	1,050,146	981,886
Total equity	1,011,380	829,125
Total liabilities and equity	2,781,882	2,500,076

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2017	2016	2017	2017	2016
Gross margin	17.8%	18.8%	14.5%	16.2%	16.7%
Operating margin	9.6%	9.9%	6.6%	8.0%	6.8%

End Market Breakdown:
	Fourth Quarter		Third Quarter
	2017	2016	2017
Aerospace/Defense	15%	14%	16%
Automotive	18%	19%	20%
Cellular Phone	27%	19%	17%
Computing/Storage/Peripherals	10%	12%	14%
Medical/Industrial/Instrumentation	12%	13%	14%
Networking/Communications	17%	21%	17%
Other	1%	2%	2%

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2017	2016	2017
Amount included in:
Cost of goods sold	$613	$469	$606
Selling and marketing	$450	305	369
General and administrative	3,921	2,426	3,703

Total stock-based compensation expense	$4,984	$3,200	$4,678

Operating Segment Data:

	Fourth Quarter		Third Quarter
Net sales:	2017	2016	2017

PCB	$688,572	$654,379	$609,742
E-M Solutions	54,899	55,332	60,620
Corporate	—	—	—

Total sales	743,471	709,711	670,362
Inter-segment sales	(4,122)	(3,177)	(3,548)

Total net sales	$739,349	$706,534	$666,814

Operating segment income:

PCB	$100,352	$95,208	$70,443
E-M Solutions	2,799	3,029	2,870
Corporate	(26,200)	(22,184)	(23,318)

Total operating segment income	76,951	76,053	49,995
Amortization of definite-lived intangibles	(5,907)	(6,407)	(5,905)

Total operating income	71,044	69,646	44,090
Total other expense	(17,399)	(54,040)	(21,350)

Income before income taxes	$53,645	$15,606	$22,740

RECONCILIATIONS[1]
	Fourth Quarter		Third Quarter	Full Year
	2017	2016	2017	2017	2016
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$131,861	$132,845	$96,834	$429,581	$423,615
Add back item:
Stock-based compensation	613	469	606	2,252	1,630

Non-GAAP gross profit	$132,474	$133,314	$97,440	$431,833	$425,245

Non-GAAP gross margin	17.9%	18.9%	14.6%	16.2%	16.8%
Non-GAAP operating income reconciliation[3]:
GAAP operating income	$71,044	$69,646	$44,090	$212,760	$173,453
Add back items:
Amortization of definite-lived intangibles	5,907	6,407	5,905	23,634	24,252
Stock-based compensation	4,984	3,200	4,678	18,290	11,090
(Gain)/loss on sale of assets	—	—	452	(2,348)	(1,472)
Impairments, restructuring, acquisition-related, and other charges	2,331	1,725	100	3,556	14,569

Non-GAAP operating income	$84,266	$80,978	$55,225	$255,892	$221,892

Non-GAAP operating margin	11.4%	11.5%	8.3%	9.6%	8.8%
Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$49,211	$(2,005)	$21,453	$124,214	$34,861
Add back items:
Amortization of definite-lived intangibles	5,907	6,407	5,905	23,634	24,252
Stock-based compensation	4,984	3,200	4,678	18,290	11,090
Non-cash interest expense	3,017	2,697	2,699	11,069	19,180
(Gain)/loss on sale of assets	—	—	452	(2,348)	(1,472)
Loss on extinguishment of debt	—	47,767	768	769	47,767
Impairments, restructuring, acquisition-related, and other charges	2,331	1,725	100	3,556	14,569
Income taxes[5]	(4,204)	49	(2,643)	(12,059)	(7,987)

Non-GAAP net income attributable to stockholders	$61,246	$59,840	$33,412	$167,125	$142,260

Non-GAAP earnings per diluted share attributable to stockholders	$0.57	$0.58	$0.32	$1.57	$1.40
Non-GAAP diluted number of shares[6]:
Diluted shares	133,170	102,563	131,596	132,476	101,482
Dilutive effect of convertible debt	(25,939)	—	(25,939)	(25,940)	—

Non-GAAP diluted number of shares	107,231	102,563	105,657	106,536	101,482

Adjusted EBITDA reconciliation[7]:
GAAP net income (loss)	$49,316	$(1,810)	$21,535	$124,727	$35,575
Add back items:
Income tax provision (benefit)	4,329	17,416	1,205	15,231	31,427
Interest expense	13,782	15,267	13,598	53,898	76,008
Amortization of definite-lived intangibles	5,907	6,407	5,905	23,634	24,252
Depreciation expense	41,090	38,539	37,496	150,809	156,229
Stock-based compensation	4,984	3,200	4,678	18,290	11,090
(Gain)/loss on sale of assets	—	—	452	(2,348)	(1,472)
Loss on extinguishment of debt	—	47,767	768	769	47,767
Impairments, restructuring, acquisition-related, and other charges	2,331	1,725	100	3,556	14,569

Adjusted EBITDA	$121,739	$128,511	$85,737	$388,566	$395,445

Adjusted EBITDA margin	16.5%	18.2%	12.9%	14.6%	15.6%
Free cash flow reconciliation:
Operating cash flow	152,691	97,650	71,366	332,755	298,336
Capital expenditures, net	(32,209)	(20,501)	(22,877)	(124,090)	(81,498)

Free cash flow	$120,482	$77,149	$48,489	$208,665	$216,838

[1]   This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2] Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense.

[3]   Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges.

[4]   This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items -- provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5] Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[6] Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.

[7]   Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.